[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.14

SERVICES AGREEMENT

This Services Agreement (“Agreement”) is entered into by and between Amunix Operating Inc. (“Amunix”), a Delaware corporation, having an office at 500 Ellis Street, Mountain View, CA 94043 and Versartis, Inc. (“Versartis”), a Delaware corporation, having an office at 275 Shoreline Drive, Suite 450, Redwood City, CA 94065, effective as of March 18, 2013 (the “Effective Date”). Any capitalized terms not defined herein shall be given the meaning set forth in that certain Second Amended and Restated Licensing Agreement of December 30, 2010 herewith between Versartis and Amunix Operating, Inc., as amended by a certain Amendment No. 1 to the Second Amended and Restated Licensing Agreement effective as of January 7, 2013 (together, the “Amended License Agreement”).

WHEREAS:

Pursuant to the Amended License Agreement, Amunix granted to Versartis certain rights to practice rPEG Licensed IP with respect to Covered Products and Marketed Products;

Pursuant to a certain Amended and Restated Services Agreement between Amunix, Inc. and Versartis, Effective as of the July 15, 2010 (“Amended Services Agreement”), Amunix, Inc. agreed to provide certain services related to Covered Products and Marketed Products for Versartis;

Pursuant to a certain Agreement and Plan of Merger between Amunix, Inc. and Amunix, in which Amunix, Inc. was merged into Amunix effective March 5, 2013, and Amunix assumed all the rights and obligations of Amunix, Inc., including, inter alia, the Amended Services Agreement; and

Amunix and Versartis wish to enter into an agreement that sets forth the terms under which Amunix shall hereafter continue to provide such services and to terminate the Amended Services Agreement effective upon the effectiveness of this Agreement.

NOW, THEREFORE, for good and valuable consideration, Amunix and Versartis agree as follows:

1. Services.

(a). Performance. Subject to the terms and conditions hereof, Amunix agrees to undertake and complete the research, development and other services related to Covered Products and Marketed Products as are reasonably requested by Versartis from time to time during the term of this Agreement, including without limitation pursuant to Section 1(d) below (“Services”). The specific milestones, deliverables, specification and other terms with respect to any particular Services project will be detailed in a mutually agreed upon Statement of Work (in the form of Exhibit A hereto) (each an “SOW”), which the parties will negotiate (reasonably and in good faith) and execute promptly after Versartis’ request for Services. Each SOW shall be incorporated herein by reference and subject to all of the terms of this Agreement. Any modifications to an executed SOW shall require the written agreement of each party. In the event Versartis requests reasonable changes to an SOW that do not materially alter the scope or expense of the work involved, Amunix will use reasonable efforts to accept and promptly implement such changes. In the event of a conflict between the provisions of an SOW and this Agreement, the terms of this Agreement shall prevail.

(b). Documentation. Amunix will maintain complete and accurate records and documentation regarding the Services consistent with Amunix’ own work and work for others (“Documentation”). Upon Versartis’ request, all Documentation related specifically to any Covered Product or Marketed Product (or the development, use, performance or manufacture of any Covered Product or Marketed Product) (“Covered Product Documentation”) will be promptly and fully disclosed to Versartis. Upon Versartis’ request, Amunix will make available for inspection and copying by representatives of Versartis or any regulatory authority, all Covered Product Documentation. Upon Versartis’ request and at Versartis’ expense, Amunix will deliver to Versartis copies of all Covered Product Documentation. Amunix will retain (and provide to Versartis as contemplated above) all Documentation for a period of at least [*] after termination or expiration of the applicable SOW with respect to such Documentation. Further, Versartis will (upon [*] notice to Amunix) have the right to visit Amunix’ relevant facilities to review the performance and progress of the Services (including, without limitation, reviewing all Covered Product Documentation and any other records relevant to performance or payment hereunder). Amunix will provide all reasonably requested assistance and cooperation and make its relevant personnel reasonably available in connection with such reviews.

(c). Reporting. If requested by Versartis, no more than once per calendar quarter and in no case not after [*] after termination or expiration of the last to expire SOW, Amunix will provide Versartis with a written report providing reasonable detail regarding the Services performed since the last written update. Such information will be subject to the Confidentiality provisions of Section 6 of the Amended License Agreement.

(d). Acceptance. All deliverables to be provided by Amunix in connection with the Services are subject to Versartis’ acceptance. Versartis will reasonably accept or reject each deliverable within [*] after delivery based upon conformity with the applicable specifications and other terms set forth in the relevant SOW. If Versartis rejects a deliverable, Amunix will use commercially reasonable efforts to promptly correct the failures specified in the rejection notice within [*] of such notice. When Amunix believes that it has made the necessary corrections, it will again deliver the deliverable to Versartis and the acceptance/rejection/correction provisions above shall be reapplied until the deliverable is accepted. Notwithstanding the foregoing, in the event that Amunix cannot correct the failures specified in the rejection [*] the applicable specification or other terms set forth in the SOW.

2. Fees. In consideration of Amunix’ performance of Services, Versartis will pay Amunix (i) US $[*] per year for each FTE that performs Services hereunder (pro-rated for less than full time performance based on hourly records and a [*] hour work-year), and (ii) such additional fees (if any) as may be set forth in each applicable SOW (collectively, “Fees”). All Fees shall be payable in accordance with the terms of the applicable SOW. After the first twelve

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(12) months of this Agreement, the applicable Fees shall be adjusted (no more than once per year) to take into account inflation as measured by the percentage change in Consumer Price Index in the United States against the previous calendar year.

3. Proprietary Rights. Ownership of any inventions, concepts, discoveries, compositions of matter, works of authorship, designs, products, know-how, processes, ideas, data and information made or conceived or reduced to practice, in whole or in part, by or for or on behalf of Amunix during the term of this Agreement that arise out of or in connection with the Services shall be governed by the Amended License Agreement. All materials and data generated by Amunix in connection with the Inventions (“Data” and “Materials”) may be used by Amunix for any purpose including, without limitation, the prosecution and maintenance of patents, except that Amunix will not (without Versartis’ consent) provide Materials that are Covered Products (as protein or DNA) to any third party and will not disclose Data that disclose any Selected Target to a third party.

4. Warranties. Amunix represents and warrants that: (i) the Services will be performed in a professional and workmanlike manner in accordance with the terms of this Agreement and each applicable SOW, and that none of such Services nor any part of this Agreement is or will be inconsistent with any obligation Amunix may have to others; (ii) Amunix has the full right to allow it to provide Versartis with the assignments and rights. provided for herein (and has written enforceable agreements with all persons necessary to give it the rights to do the foregoing and otherwise fully perform this Agreement); (iii) to its knowledge the practice of the rPEG Licensed IP will not infringe or violate the intellectual property or other rights of any third party (except as may result from the application of the rPEG Licensed IP to a-target selected by Versartis), and (iv) Amunix shall comply with all applicable laws and regulations (including, without limitation, those promulgated by any applicable regulatory authority) in the course of performing the Services, it being understood that the performance of the Services shall not, unless otherwise agreed to in an applicable Statement of Work, require Amunix to comply with “good manufacturing practices” regulations of the United States Food and Drug Administration.

5. Regulatory Matters. Amunix shall promptly notify Versartis in writing of any action, notice, or request by a regulatory authority (or other governmental agency) that may affect any part of the Services, including, without limitation, any request to inspect or otherwise gain access to any information, data or materials pertaining to the Services. Amunix shall provide such notice prior to permitting any regulatory authority (or other party) access thereto (unless prior notice is not reasonably possible) and shall permit Versartis representatives to attend any such inspections. Amunix shall provide Versartis with copies of all inspection-related reports, as well as all notices and other correspondence relating to the Services that are received from, or sent by Amunix to, any regulatory authority (or other governmental agency). Amunix shall make available upon reasonable notification, such members of its personnel as may be requested by Versartis to attend meetings with any regulatory authority. Amunix represents and warrants that neither it, nor any person it engages in connection with the Services, is debarred under 21 U.S.C. 335. Amunix agrees to immediately disclose in writing to Versartis if it, or any of its employee or agents, is debarred or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to Amunix’ knowledge, threatened, relating to the debarment of Amunix or any person performing Services hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6. Term; and Termination

(a). Term and Termination. This Agreement shall become effective as of the Effective and shall expire upon the expiration or termination of the Amended License Agreement unless sooner terminated as set forth below. If either party materially breaches this Agreement or any SOW, the other party may terminate this Agreement (or the applicable SOW) upon [*] written notice, unless the breach is cured within the notice period. Versartis also may terminate this Agreement (or any SOW) at any time, with or without cause, upon [*] written notice to Amunix. In the event this Agreement is terminated, the parties will cooperate to promptly settle any outstanding Fees (or, in the case of pre-payments, to refund unapplied amounts). Amunix will use reasonable efforts to mitigate all Fees in connection with any termination hereof.

(b) The Amended Services Amendment. The Amended Services Agreement shall terminate upon the effectiveness of this Agreement.

7. Survival. Termination of the Amended Services Agreement shall not result in the termination of any SOW in effect as of the Effective Date, and such SOW shall be deemed governed by the terms and conditions of the Amended Services Agreement which shall be deemed to survive solely for such purpose. Termination or expiration of the term of this Agreement shall terminate all SOWs then in effect, but termination of any particular SOW shall not affect any other SOW, or this Agreement as a whole. Sections 1(b) (to the extent set forth therein), 1(c) (to the extent set forth therein), 2, 3, 4, 5, 6 and 7 of this Agreement, all review rights under Section 1, and any remedies for breach of this Agreement, shall survive any termination or expiration.

8. General Provisions.

8.1 Assignment. This Agreement may not be assigned by a party without the prior written consent of the other party, except in the event of a merger or acquisition or to a successor to substantially all of party’s assets to which this Agreement relates and provided that the assignee agrees in writing to be bound by the provisions hereof.

8.2 Notice. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given to a party if delivered personally or mailed by first-class, registered or certified US mail, postage prepaid to the address of that party as set forth on the first page of this Agreement or to such other address as, is provided by that party to the other, upon ten days written notice.

8.3 Waiver and Reformation. No failure to exercise, and no, delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial, exercise of any right or power hereunder preclude further exercise of any other right hereunder. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

8.4. Dispute Resolution; Choice of Law. The parties shall use all reasonable efforts to resolve any dispute arising hereunder or with respect hereto through direct discussions within [*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

of written notice that there is such a dispute. If no amicable settlement is reached as a result of the discussions, the matter shall be finally settled by arbitration conducted expeditiously by a single neutral arbitrator in accordance with the Arbitration Rules and Procedure of the Judicial Arbitration and Mediation Service, Inc. (“JAMS”). The arbitration shall take place in San Francisco, California and the arbitral decision may be enforced in any court. This Agreement shall be governed by and construed pursuant to the laws of the State of California and the United States, without regard to conflicts of laws provisions thereof

8.5 Amendment. Any waivers or amendments shall be effective only if made in writing and signed by authorized representatives of the parties.

8.6 Sole Agreement. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and, except for those provisions that expressly survive the termination of the Original Services Agreement, supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

8.7 Independent Contractors. Both parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. Neither party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

[REMAINDER OF THIS PAGE BLANK]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Amunix Operating Inc. (Amunix)		Versartis, Inc. (Versartis)

By:	/s/ Volker Schellenberger	By:	/s/ Jeffrey L. Cleland
Volker Schellenberger, President Printed (name, Title and Address)		Jeffrey L. Cleland, CEO Printed (name, Title and Address)

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

STATEMENT OF WORK #    .

A.	Description of Services

B.	Deliverables (including specifications/timing)

C.	Staffing/Key Personnel

D.	Compensation

This statement of work is entered into between Versartis, Inc. (“Versartis”) and Amunix Operating Inc. (“Amunix”) and is subject to the terms of the Services Agreement entered into between the parties dated March 18, 2013 (the “Agreement”). By signing below, the parties hereto, each acting under due and proper authority agree to make this Statement of Work a part of the Agreement between the parties.

AMUNIX OPERATING INC.	VERSARTIS, INC.

By:	By:
Signature Name: Print or Type Title: Date:	Signature Name: Print or Type Title: Date:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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